Exhibit 5.1

                                 LAW OFFICES OF
                             KELLER ROHRBACK L.L.P.
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                               [GRAPHIC OMMITTED]




                                 March 15, 2006


The Board of Directors
Frontier Financial Corporation
332 S.W. Everett Mall Way
P. O. Box 2215
Everett, WA 98203

        Re:     Form S-8 Registration Statement;
                NorthStar Financial Corporation Stock Option Plans

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 204,421 shares of common stock, no par value per share (the "Shares"), which may be issued by Frontier Financial Corporation pursuant to outstanding options issued under the NorthStar Bank Employee Stock Option Plan, the NorthStar Bank 1994 Employee Stock Option Plan and the NorthStar Bank Director Nonqualified Stock Option Plan of NorthStar Financial Corporation ("NorthStar") (the "Plans"). These options were assumed by Frontier in its merger with NorthStar. We have examined the Registration Statement and such documents and records of Frontier and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, and the genuineness of all signatures.

        Based upon, and subject to, the foregoing, we are of the opinion that upon the issuance of the Shares of Frontier Financial Corporation in accordance with the terms of the outstanding options issued under the Plans, such Shares will be duly authorized, validly issued, fully paid, and nonassessable.

Board of Directors
Frontier Financial Corporation                            KELLER ROHRBACK L.L.P.
March 15, 2006
Page 2





        We consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name when appearing on the Registration Statement and any amendment thereto.

                                Very truly yours,



                                Keller Rohrback L.L.P.

TAS:sjm